Rule 424(b)(3)
                                                              File No. 333-59019

                                  NAVIDEC, INC.
             Prospectus Supplement to Prospectus Dated July 22, 1998


     This Prospectus Supplement updates information in the Selling Security Holders' section of the Prospectus of Navidec, Inc. (the "Company") dated July 22, 1998. The table set forth below provides the names of Selling Security Holders who will offer securities pursuant to the Prospectus as substitutes for a portion of the securities that were reflected in the Prospectus as being offered by Joseph Charles & Associates. To the extent a Selling Security Holder's name appears in this Prospectus Supplement and the Prospectus, the information concerning the number of securities to be offered by that Selling Security Holder set forth in this Prospectus Supplement supersedes the information in the Prospectus. This Prospectus Supplement does not increase the aggregate number of securities being offered pursuant to the Prospectus.


                                         Number of                                           Number of      Number of
                        Number of        Shares of                                           Warrants       Shares of
                        Warrants         Common Stock                       Number of        Beneficially   Common Stock
                        Beneficially     Beneficially        Number of      Shares of        Owned          Beneficially
                        Owned Before     Owned Before        Warrants       Common Stock     After the      Owned After
     Name               the Offering     the Offering(1)     to be Sold     to be Sold       Offering(2)    the Offering(2)
     ----               ------------     ---------------     ----------     ----------       -----------    ---------------

Amico, Guy              869              21,738              869            21,738            -0-           -0-
Amico, Roy              5,506            31,012              5,506          31,012            -0-           -0-
Anderson, Sherry        -0-              4,000               -0-            4,000             -0-           -0-
Buckman, Jim            -0-              250                 -0-            250               -0-           -0-
Buddie, Gina            869              3,738               869            3,738             -0-           -0-
Daly, Ken               -0-              1,500               -0-            1,500             -0-           -0-
Esposito, Chris         -0-              1,000               -0-            1,000             -0-           -0-
Ferraro, Mike           -0-              5,000               -0-            5,000             -0-           -0-
Friend, Doug            -0-              250                 -0-            250               -0-           -0-
Goldstein, Scott        869              21,738              869            21,738            -0-           -0-
Herdina, Bob            -0-              1,550               -0-            1,550             -0-           -0-
Hosch, James(5)          11,298          40,596              11,298         40,596            -0-           -0-
Houston, Kin            -0-              250                 -0-            250               -0-           -0-
Joseph Charles &        -0-              140,000             -0-            140,000           -0-           -0-
Associates(3)(5)
Kaiser, Doug            5,506            31,012              5,506          31,012            -0-           -0-
Krenek, Lenny           -0-              250                 -0-            250               -0-           -0-
Larue, David            -0-              20,000              -0-            20,000            -0-           -0-
Leiberman, Norman       -0-              250                 -0-            250               -0-           -0-
Lorber, David           -0-              1,000               -0-            1,000             -0-           -0-
Marks, Randy            -0-              250                 -0-            250               -0-           -0-
Marron, Tom             -0-              5,000               -0-            5,000             -0-           -0-
McGuire, Rich           -0-              250                 -0-            250               -0-           -0-
Mortensen, Mike         -0-              2,000               -0-            2,000             -0-           -0-
Murphy, Brett           -0-              2,000               -0-            2,000             -0-           -0-
Newman, Guy             -0-              5,000               -0-            5,000             -0-           -0-








Nosel, Rob              -0-              250                 -0-            250               -0-           -0-
Phelps, Steven          -0-              3,000               -0-            3,000             -0-           -0-
Pintsopoulos, Tony      -0-              2,000               -0-            2,000             -0-           -0-
Pirozzi, Tony           -0-              500                 -0-            500               -0-           -0-
Quinn, Sean             -0-              250                 -0-            250               -0-           -0-
Rapparport, Dave        -0-              250                 -0-            250               -0-           -0-
Rappaport, Rick         19,174           38,348              19,174         38,348            -0-           -0-
Richter, Scott          -0-              1,000               -0-            1,000             -0-           -0-
Ruggiere, Pete          -0-              250                 -0-            250               -0-           -0-
Salvatore, Angela       -0-              1,000               -0-            1,000             -0-           -0-
Salvatore, Frank        5,506            31,012              5,506          31,012            -0-           -0-
Sceurman, Joe           -0-              500                 -0-            500               -0-           -0-
Schmidt, Ara            -0-              250                 -0-            250               -0-           -0-
Sciarra, Joseph         -0-              2,000               -0-            2,000             -0-           -0-
Sibilla, Vic            -0-              5,000               -0-            5,000             -0-           -0-
Sirota, Brian           -0-              1,700               -0-            1,700             -0-           -0-
Visconti, Joseph        9,853            39,706              9,853          39,706            -0-           -0-
Wechsler, Mike          -0-              250                 -0-            250               -0-           -0-
Weinstein, Dave         -0-              250                 -0-            250               -0-           -0-
Wyman, Jeff             -0-              250                 -0-            250               -0-           -0-
Wyman, Steve            -0-              250                 -0-            250               -0-           -0-
Zadrozny, Greg          -0-              250                 -0-            250               -0-           -0-

----------

Footnote (3) to the Selling Security Holders' table in the Prospectus shall be changed in its entirety to read as follows:

(3) The shares of Common Stock and Warrants indicated includes 40,000 shares of Common Stock that may be issued upon the exercise of certain options held by JCA, and 100,000 shares of Common Stock underlying Representative
     Options.

This  Prospectus  Supplement  should be read in  conjunction  with the Company's
Prospectus dated July 22, 1998.

                               -------------------

           The date of this Prospectus Supplement is November 24, 1998

                               -------------------



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